FIRST AMENDMENT TO THE
2002 PRAXAIR, INC. VARIABLE COMPENSATION PLAN

Praxair, Inc. and Subsidiaries
Exhibit 10.03a

FIRST AMENDMENT TO THE
2002 PRAXAIR, INC. VARIABLE COMPENSATION PLAN

In accordance with Section 10.1 of the 2002 Praxair, Inc. Variable Compensation Plan (the"Plan"), Section 2.15 of the Plan is hereby amended in its entirety, effective as of December 12, 2005, as follows:

"2.15 "Variable Compensation Payment" shall mean that amount of the annual payment, if any, under the Plan determined in accordance with procedures authorized by the Committee to be payable to a Participant for a Plan Year. Notwithstanding any provision in this Plan or such Committee-authorized procedures to the contrary, in determining the amount of a Participant's Variable Compensation Payment for a Plan Year, if any, the Committee shall have the discretion to reduce such payment to any amount, including zero, prior to the payment date of such Variable Compensation Payment (determined pursuant to Section 6.1), if the Committee deems such reduction to be in the best interests of the Corporation's stockholders."

           PRAXAIR, INC.

By:         /S/ Sally Savoia
Sally Savoia, its
Vice President, Human Resources

Date:     12/16/05